To  the  Board  of  Directors
iLive, Inc. and  Subsidiaries (the "Company")


We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-8 of our report dated April 2, 2001 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.



                                  /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine,  California
April 16, 2001




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